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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-44449, 33-64656, 333-01464, 333-51354, 333-61976 and 333-39122 of Applied
Extrusion Technologies, Inc. on Form S-8 of our report dated January 17, 2003 (January 21, 2003 as to Notes 3 and 8) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2001 and 2000 financial statements), appearing in this Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the year ended September 30, 2002.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 22, 2003